Exhibit 10.2

AMENDED AND RESTATED TERM PROMISSORY NOTE

Issuance Date: January 24, 2017	$1,973,734.97 (USD)

For Value Received, Cachet Financial Solutions, Inc., a corporation incorporated under the laws of the State of Delaware and located at 18671 Lake Drive East, Chanhassen, MN 55317 (the “Company”), hereby promises to pay to the order of Michael J. Hanson or its successors or assigns (as applicable, the “Holder”), the principal amount of $1,973,734.97 (USD), on or prior to April 30, 2018 (the “Maturity Date”), in accordance with the terms hereof. This Amended and Restated Term Promissory Note is hereinafter referred to as the “Note.”

This Note amends and restates in their entirety the following instruments issued by the Company in favor of the Holder: (i) that certain Commitment Letter dated July 30, 2014, in the principal amount of $598,000, (ii) that certain Demand Promissory Note dated December 22, 2015, in the principal amount of $150,000, (iii) that certain Demand Promissory Note dated February 11, 2016, in the principal amount of $75,000, (iv) that certain Convertible Promissory Note dated July 14, 2016, in the principal amount of $288,888 and (v) that certain Convertible Term Promissory Note dated December 22, 2016, in the principal amount of $85,000 (together, each as amended, extended or otherwise modified from time to time prior to the date hereof, and including each other promissory note accepted from time to time prior to the date hereof in substitution therefor or in renewal thereof, the “Prior Notes”). This Note is issued in substitution for and in replacement of, but not in payment of, the Prior Notes. This note amends that certain Revolving Line of Credit Note issued by the Company in favor of the Holder dated May 7, 2014, as amended (the “Revolving Note”), by reducing the principal amount of the Revolving Note by $617,957.11 and incorporating that amount into the principal amount of this Note.

1. Interest and Payments

1.1 Interest. The principal amount of this Note shall bear interest at eight percent (8%) per annum.

1.2 Term and Payment. The Principal Amount of this Note and any other sums owed hereunder, shall be due and payable at the close of business on the Maturity Date.

1.3 Prepayment. The Company may not prepay this Note without the consent of Holder.

1.4 Unsecured. This Note shall not be secured by any collateral and is unsecured in all respects.

2. Defaults and Remedies

The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Holder or until cured by the Company:

(a) the Company shall default in the due and punctual payment of any payment on this Note when the same shall become due and payable;

(b) a case or proceeding shall have been commenced involuntarily against the Company in a court having competent jurisdiction seeking a decree or order under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, and seeking either (A) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such person or of any substantial part of its properties, or (B) the reorganization or winding up or liquidation of the affairs of any such person, and such case or proceeding shall remain undismissed or unstayed for 60 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

(c) the Company shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, or (B) make a general assignment for the benefit of creditors.

If any Event of Default shall have occurred and be continuing, then Holder may, upon written notice to the Company, take any one or more of the following actions: (i) declare all or any portion of the principal amount of this Note to be forthwith due and payable, whereupon such principal shall become and be due and payable; or (ii) exercise any rights and remedies provided by law.

3. Amendment and Waiver

The provisions of this Note may not be modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Holder.

4. Cancellation

After all principal and interest owed on this Note has been paid in full, this Note shall automatically be deemed canceled, and upon the Company’s request the Holder shall surrender this Note to the Company.

5. Company’s Waiver of Notice

To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

6. Governing Law

This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Minnesota, without giving effect to provisions thereof regarding conflict of laws.

7. Waiver of Rights

No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[Signature on next page]

In Witness Whereof, the Company has caused this Note to be executed as of the date first indicated above.

CACHET FINANCIAL SOLUTIONS INC.

	By:	/s/ Bryan Meier
	Name:	Bryan Meier
	Title:	CFO

Agreed and Accepted:

/s/ Michael J. Hanson
Michael J. Hanson

[Signature Page to Amended and Restated Term Promissory Note]